Exhibit 99.1

EQT Reports Year-End and Fourth Quarter 2015 Earnings

Six consecutive years of greater than 25% production growth

PITTSBURGH--(BUSINESS WIRE)--February 4, 2016--EQT Corporation (NYSE: EQT) today announced 2015 net income attributable to EQT of $85.2 million, or $0.56 per diluted share (EPS), compared to earnings of $387.0 million, or $2.54 per diluted share in the previous year. Adjusted net income during 2015 was $114.7 million, compared to $523.9 million in 2014, after considering several items that affect direct year-over-year comparability. Adjusted EPS for the year was $0.75, compared to $3.43 in 2014; and adjusted operating cash flow attributable to EQT was $964.3 million, compared to $1,424.0 million in 2014. The non-GAAP financial measures and the items affecting comparability of results are detailed and reconciled in the Non-GAAP Disclosures section of this news release.

Fourth quarter 2015 net loss attributable to EQT was $134.6 million, compared to a net loss of $14.7 million in 2014. Fourth quarter adjusted net loss was $8.8 million, compared to adjusted net income of $148.8 million in the fourth quarter of 2014; and adjusted EPS was negative $0.06, down from $0.97. Adjusted operating cash flow attributable to EQT was $233.9 million, versus $390.0 million in 2014.

Highlights for 2015:

  Production sales volume was 27% higher
  Midstream gathered volume was 28% higher
  Transmission throughput was 18% higher
  Cash balance at year-end was $1.25 billion (excluding EQM)
  Access to an undrawn $1.5 billion unsecured revolver

RESULTS BY BUSINESS

EQT PRODUCTION

With its continued focus on the Marcellus shale, EQT Production achieved record production sales volume of 603.1 Bcfe for 2015, representing a 27% increase over 2014. Approximately 84% of total production sales volume was from horizontally drilled Marcellus wells.

EQT Production’s adjusted operating income, a non-GAAP financial measure, totaled $74.2 million in 2015, compared to $688.5 million in 2014. Production’s adjusted net operating revenue (a non-GAAP financial measure), which excludes the non-cash impact of derivatives, was $1.1 billion, or $489.2 million lower than the previous year. The year-over-year decline was a result of the lower average realized price, which more than offset the increased sales of produced natural gas.

Consistent with the significant growth in sales volume and increased drilling activity, EQT Production’s 2015 operating expense, excluding asset impairment charges and one-time drilling costs, was $1,251.6 million, which was $198.9 million higher than the previous year. Specifically, depreciation, depletion, and amortization expense (DD&A) was $130.6 million higher; transportation and processing expenses were $73.8 million higher; selling, general and administrative expense (SG&A), excluding one-time drilling costs, was $4.3 million higher; and lease operating expense (LOE), excluding production taxes, was $4.6 million higher; however, production taxes were $14.5 million lower for the year as a result of lower prices. Exploration expense, excluding asset impairment charges, was flat. Per unit LOE, including production taxes, was 25% lower year-over-year, as volume increased more than expenses.

Production sales volume totaled 154.5 Bcfe in the fourth quarter 2015, 13% higher than the fourth quarter 2014. Adjusted operating income for the quarter was $0.3 million, compared to $154.7 million in 2014. EQT Production adjusted net operating revenue for the quarter was $254.3 million, which was $139.3 million lower than the same period last year, primarily due to a lower average realized sales price, which more than offset the increase in sales volume. Operating expenses for the quarter, excluding asset impairment charges and one-time drilling costs, were $322.0 million, which was 9% higher than 2014.

The Company drilled (spud) 161 development wells during 2015, including 133 Marcellus wells, with an average length-of-pay of 5,400 feet; 24 Upper Devonian wells, with an average length-of-pay of 6,100 feet; and two deep Utica wells, with an average length-of-pay of 5,800 feet.

Guidance

The Company reiterates its 2016 guidance for production sales volume of 700 – 720 Bcfe; and liquids volume of 10,000 – 10,500 MBBls. Production sales volume for the first quarter 2016 is projected to be 175 – 180 Bcfe; and liquids volume is expected to be 2,450 – 2,500 MBBls. Average differential to the NYMEX price is forecast at negative $0.40 – negative $0.50 per Mcf for the full-year 2016; and positive $0.05 – positive $0.10 per Mcf for the first quarter of 2016.

EQT MIDSTREAM

EQT Midstream’s 2015 operating income was $473.4 million, a 23% increase over 2014, primarily as a result of increased gathering and transmission revenues, partly offset by increased operating expenses. Net operating revenue was $798.3 million, a 22% increase over 2014. Gathering revenue was $504.5 million, and up 27% from 2014, as a result of higher gathered volume. Transmission revenue increased by 18% to $267.7 million, reflecting continued Marcellus Shale development.

Total operating expenses were $318.8 million, $41.2 million higher than 2014, excluding an impairment and the expiration of right-of-way options. This increase was consistent with the growth of the EQT Midstream business and reflects the costs of operating the expanded gathering and transmission infrastructure. On a per-unit basis, year-over-year gathering and compression expenses were 14% lower in 2015.

EQT Midstream’s fourth quarter 2015 operating income was $122.4 million, $3.3 million higher than the fourth quarter of 2014. Gathering revenue was $126.8 million, a $12.0 million increase on higher volume; and transmission revenue totaled $71.9 million, a $4.9 million increase over the same period last year. Operating expenses for the quarter totaled $80.4 million, excluding impairment charges, which was $11.9 million higher than the fourth quarter of 2014.

OTHER BUSINESS

2016 Capital Budget

EQT previously announced its 2016 capital expenditure (CAPEX) budget of $1.0 billion, which includes $820 million for well development; and excludes business development, land acquisitions, and EQT Midstream capital associated with planned asset dropdowns in the first half of 2016, as well as capital investment at EQT Midstream Partners, LP. The Company plans to drill 72 Marcellus wells – all of which will be on multi-well pads to maximize operational efficiency and well economics. The Company also plans to drill five deep Utica wells and, based on results, may drill up to an additional five Utica wells.

2015 Capital Expenditures

EQT invested $2.0 billion in capital projects during 2015, excluding $376.2 million of capital investments at EQT Midstream Partners. This included $1.7 billion for EQT Production well development; $182.0 million for well and lease acreage acquisitions; and $110.6 million for midstream projects owned by EQT.

2015 Reserves Report

In a separate news release today, EQT reported its 2015 reserves. Total proved reserves at December 31, 2015, were 10.0 Tcfe, a 7% decrease from 2014; and proved developed reserves totaled 6.3 Tcfe, a 30% increase over last year.

Realized Price

In 2015, the Company’s average realized price was $2.67 per Mcfe, which was $1.49 lower than the $4.16 per Mcfe realized in 2014 – with $1.74 per Mcfe allocated to EQT Production and $0.93 per Mcfe allocated to EQT Midstream.

In the fourth quarter, the Company’s average realized price was $2.59 per Mcfe, which was 32% lower than the $3.79 per Mcfe realized in 2014 – with $1.65 per Mcfe allocated to EQT Production and $0.94 per Mcfe allocated to EQT Midstream.

Asset Impairments and One-Time Drilling Costs

During 2015, the Company recognized $190.5 million in total charges (detailed below) related to impairments and one-time drilling costs related to rig reduction penalties (SG&A) and lease expirations (Exploration) at EQT Production; and an impairment of a liquids processing skid and the expiration of right-of-way options (SG&A) at EQT Midstream. The Company recognized $146.8 million of these expenses in the fourth quarter.

	Three Months Ended December 31,				Years Ended December 31,
	2015		2014		2015	2014
Production Impairment
Ohio Utica	$	−		$162,113	$4,252		$162,113
Permian		94,313		105,226	94,313		105,226
Non-Core Marcellus		19,703		−	19,703		−
Production SG&A		774		−	11,163		−
Production Exploration		27,833		5,911	54,971		14,640
Production Total		$142,623		$273,250	$184,402		$281,979

Midstream Impairment		$4,201	$	−	4,201	$	−
Midstream SG&A		−		−	1,922		−
Midstream Total		$4,201	$	−	$6,123	$	−
Total		$146,824		$273,250	$190,525		$281,979

Deferred Tax Valuation Allowance

During the fourth quarter of 2015, there was a negative tax adjustment of $79.5 million to reserve certain state income tax loss carryforwards that may not be utilized in a lower commodity prices environment. This adjustment increased the effective tax rate for the 2015 fourth quarter and full year.

EQT GP Holdings, LP (NYSE: EQGP)

In May 2015, EQT GP Holdings, LP, an EQT Corporation company, completed its initial public offering. As of December 31, 2015, EQT Corporation owns a 90.1% limited partner interest in EQGP, which holds EQT’s partnership interests in EQT Midstream Partners.

EQT Midstream Partners, LP (NYSE: EQM) / EQT GP Holdings, LP

For the fourth quarter of 2015, EQT recorded earnings of $71.3 million, or $0.46 per diluted share, attributable to the publicly held limited partner interests in EQGP and EQM. The controlling interest portion of adjusted EQT Midstream Partners EBITDA (a non-GAAP financial measure) for the fourth quarter of 2015 was $35.4 million.

On January 21, 2016, EQM announced a cash distribution to its unitholders of $0.71 per unit for the fourth quarter of 2015. EQGP also announced a cash distribution to its unitholders of $0.122 per unit for the fourth quarter of 2015.

The results for EQM and EQGP were released today and are available at www.eqtmidstreampartners.com.

Hedging

During the quarter, the Company added to its hedge position. The Company's total natural gas production hedge position through 2018 is:

	2016		2017	2018
NYMEX Swaps
Total Volume (Bcf)		280	156		71
Average Price per Mcf (NYMEX)		$3.69	$3.44		$3.16

Fixed Price Physical Sales
Total Volume (Bcf)		44	9		−
Average Price per Mcf (NYMEX)		$2.92	$3.10	$	−

Collars
Total Volume (Bcf)		−	7		−
Average Floor Price per Mcf (NYMEX)	$	−	$3.15	$	−
Average Cap Price per Mcf (NYMEX)	$	−	$4.03	$	−

  The average price is based on a conversion rate of 1.05 MMBtu/Mcf
  For 2016 through 2018 the Company also has a natural gas sales agreement for approximately 35 Bcf per year that includes a NYMEX ceiling price of $4.88 per Mcf. The Company also sold calendar 2016, 2017, and 2018 calls for approximately 11, 29, and 12 Bcf at strike prices of $3.65, $3.52, and $3.45 per Mcf, respectively
  Fixed price physical sales impact is included in recoveries on the EQT Corporation Price Reconciliation, and in the average differential guidance

Operating Income

The Company reports operating income by segment in this news release. Interest, income taxes and unallocated expense are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating (loss) income by segment, as reported in this news release, to the consolidated operating income reported in the Company’s financial statements:

	Three Months Ended December 31,		Years Ended December 31,
(thousands)	2015	2014	2015	2014
Operating (loss) income:
EQT Production	$(70,452)	$(55,980)	$104,865	$505,950
EQT Midstream	122,436	119,113	473,378	384,309
Unallocated expense	(6,693)	(22,803)	(15,104)	(36,864)
Operating income	$45,291	$40,330	$563,139	$853,395

Unallocated expense is primarily due to certain incentive compensation and administrative costs that are not allocated to the operating segments. Additionally, the Company made a $20 million contribution to the EQT Foundation during the three months ended December 31, 2014, which is included within unallocated expense in the table above.

Marcellus Horizontal Well Status (cumulative since inception)

	As of 12/31/15	As of 9/30/15	As of 6/30/15	As of 3/31/15	As of 12/31/14
Wells spud	854	827	796	758	721
Wells online	693	642	604	560	533
Wells complete, not online	57	65	60	45	21
Frac stages (spud wells)*	23,566	22,535	21,296	20,225	18,958
Frac stages online	17,596	15,904	14,664	13,394	12,472
Frac stages complete, not online	1,858	2,069	1,972	1,347	592
*Includes planned stages for spud wells that have not yet been hydraulically fractured.

NON-GAAP DISCLOSURES

Adjusted Net Income and Adjusted Earnings per Diluted Share

Adjusted net income and adjusted earnings per diluted share are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net income and adjusted earnings per diluted share should not be considered as alternatives to net income or earnings per diluted share presented in accordance with GAAP.

The table below reconciles adjusted net income and adjusted earnings per diluted share with net income and earnings per diluted share as derived from the statements of consolidated income to be included in EQT’s report on Form 10-K for the year ended December 31, 2015.

	Three Months Ended December 31,		Years Ended December 31,
(thousands, except per share information)	2015	2014	2015	2014
Net (loss) income attributable to EQT, as reported	$(134,579)	$(14,704)	$85,171	$386,965
Add back (deduct):
Asset impairments and one-time drilling costs	146,824	273,250	190,525	281,979
Charitable contribution	−	20,000	−	20,000
Hedging ineffectiveness gain	−	(11,699)	−	(24,774)
Gain on derivatives not designated as hedges	(176,648)	(97,000)	(385,762)	(80,942)
Net cash settlements received on derivatives not designated as hedges	101,219	43,471	172,093	34,239
Premiums received (paid) for derivatives that settled during the period	2,690	−	(364)	−
Non-cash loss (gain) on sale / asset exchange	−	3,603	−	(34,146)
Tax impact*	(28,152)	(68,515)	8,933	(58,082)
Subtotal	(88,646)	148,406	70,596	525,239
Tax benefit related to regulatory asset	275	−	(35,438)	−
Tax valuation allowance	79,531	−	79,531	−
Loss (income) from discontinued operations, net of tax	−	401	−	(1,371)
Adjusted net (loss) income attributable to EQT	$(8,840)	$148,807	$114,689	$523,868
Diluted weighted average common shares outstanding	153,421	152,633	152,939	152,513
Diluted EPS, as adjusted	$(0.06)	$0.97	$0.75	$3.43
*The adjustments were tax effected at the Company’s marginal tax rate for each period.

Operating Cash Flow and Adjusted Operating Cash Flow Attributable to EQT

Operating cash flow and adjusted operating cash flow attributable to EQT are non-GAAP supplemental financial measures that are presented as indicators of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements and therefore may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT excludes the noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA (a non-GAAP supplemental financial measure reconciled below). Management believes that removing the impact on operating cash flows of the public unitholders of EQT GP Holdings, LP (EQGP) and EQT Midstream Partners, LP (EQM) that is otherwise required to be consolidated in EQT’s results provides useful information to an EQT investor. Operating cash flow and adjusted operating cash flow attributable to EQT should not be considered as alternatives to net cash provided by operating activities presented in accordance with GAAP. The tables below reconcile operating cash flow and adjusted operating cash flow attributable to EQT with net cash provided by operating activities, as derived from the statements of consolidated cash flows to be included in EQT’s report on Form 10-K for the year ended December 31, 2015.

	Three Months Ended December 31,		Years Ended December 31,
(thousands)	2015	2014	2015	2014
Net (loss) income	$(63,262)	$29,497	$321,886	$510,990
Add back / (deduct):
Depreciation, depletion and amortization	219,425	194,390	819,216	679,298
Asset impairments and exploratory well costs, non-cash	147,238	273,250	182,242	281,979
Deferred income tax expense (benefit)	96,834	(70,280)	17,876	32,021
Hedging ineffectiveness gain	−	(11,699)	−	(24,774)
Gain on derivatives not designated as hedges	(176,648)	(97,000)	(385,762)	(80,942)
Net cash settlements received on derivatives not designated as hedges	101,219	43,471	172,093	34,239
Non-cash incentive compensation	17,007	9,051	58,629	42,123
Non-cash loss (gain) on asset exchange and dispositions	−	4,303	−	(37,044)
Other items, net	(3,318)	(2,384)	(11,856)	(6,765)
Operating cash flow:	$338,495	$372,599	$1,174,324	$1,431,125

(Deduct) / add back:
Changes in other assets and liabilities	(21,773)	(99,802)	42,616	(16,383)
Net cash provided by operating activities	$316,722	$272,797	$1,216,940	$1,414,742

	Three Months Ended December 31,		Years Ended December 31,
(thousands)	2015	2014	2015	2014
Operating cash flow (a non-GAAP measure reconciled above)	$338,495	$372,599	$1,174,324	$1,431,125
(Deduct) / add back:
Noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA(1)	(93,243)	(54,653)	(312,065)	(155,690)
Charitable contribution	−	20,000	−	20,000
Exploration expense (cash)	1,985	3,328	6,999	7,076
Drilling program reduction charges, cash	(414)	−	8,283	−
Current taxes on transactions(2)	−	48,695	150,425	121,483
Non-recurring tax benefits	(12,957)	−	(63,626)	−
Adjusted operating cash flow attributable to EQT	$233,866	$389,969	$964,340	$1,423,994

(1)	Adjusted EQT Midstream Partners EBITDA and noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA are non-GAAP supplemental financial measures reconciled below.
(2)	Amount represents current tax expense related to the sale of the Northern West Virginia Marcellus Gathering System (NWV Gathering) and the sale of EQGP units in its initial public offering.

EQT Production Adjusted Net Operating Revenues

The table below reconciles EQT Production adjusted net operating revenues, a non-GAAP supplemental financial measure, to EQT Corporation total operating revenues, as derived from the statements of consolidated income to be included in EQT’s report on Form 10-K for the year ended December 31, 2015.

EQT reports gain (loss) for hedging ineffectiveness and gain (loss) on derivatives not designated as hedges within total operating revenues in the statements of consolidated income.

EQT Production adjusted net operating revenues is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted net operating revenues should not be considered as an alternative to EQT Corporation total operating revenues presented in accordance with GAAP. EQT Production adjusted net operating revenues as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and is net of transportation and processing costs. Management utilizes EQT Production adjusted net operating revenues to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not burden the revenue from natural gas sales with the often volatile fluctuations in the fair value of derivatives prior to settlement. EQT Production adjusted net operating revenues also reflects transportation and processing costs as deductions from operating revenues because management considers the net price realized for sales of products, after the costs of processing and transporting the product to sales points, to be an indicator of the quality of earnings period-over-period. Management also considers this to be an indicator of how well EQT is utilizing its transportation and processing contracts. The sale price for natural gas is significantly impacted by the market in which the gas is sold and the expense incurred to transport and process the gas is important in evaluating the quality of earnings period-over-period because the cost of reaching a higher priced market may exceed the incremental price benefit of that market as compared to the market where the gas is produced. This is particularly important to natural gas producers in the Appalachian Basin given pipeline constraints and the impact on pricing in the area. Management further believes that EQT Production adjusted net operating revenues as presented provides useful information for investors for evaluating period-over-period earnings and is consistent with industry practices.

Calculation of EQT Production adjusted net operating revenues	Three Months Ended December 31,		Years Ended December 31,
$ in thousands (unless noted)	2015	2014	2015	2014
EQT Production total operating revenues, as reported on segment page	$394,150	$515,699	$1,540,889	$1,813,292
(Deduct) / add back:
Hedging ineffectiveness gain	−	(11,699)	−	(24,774)
Gain on derivatives not designated as hedges	(175,174)	(96,796)	(385,055)	(83,760)
Net cash settlements received on derivatives not designated as hedges	100,600	42,348	170,314	36,453
Premiums received (paid) for derivatives that settled during the period	2,690	−	(364)	−
EQT Production transportation and processing, as reported on segment page	(67,951)	(55,940)	(274,379)	(200,562)
EQT Production adjusted net operating revenues, a non-GAAP measure	$254,315	$393,612	$1,051,405	$1,540,649

Total sales volumes (MMcfe)	154,537	136,659	603,082	476,260

Average realized price to EQT Production ($/Mcfe)	$1.65	$2.88	$1.74	$3.23
Add:
Gathering and Transmission to EQT Midstream ($/Mcfe)	$0.94	$0.91	$0.93	$0.93
Average realized price to EQT Corporation ($/Mcfe)	$2.59	$3.79	$2.67	$4.16

EQT Production total operating revenues, as reported on segment page	$394,150	$515,699	$1,540,889	$1,813,292
EQT Midstream total operating revenues, as reported on segment page	208,669	196,656	807,904	699,083
Less: intersegment revenues, net	(1,439)	(9,161)	(9,031)	(42,665)
EQT Corporation total operating revenues, as reported in accordance with GAAP	$601,380	$703,194	$2,339,762	$2,469,710

EQT Production Adjusted Operating Income

The table below reconciles EQT Production adjusted operating income, a non-GAAP supplemental financial measure, to EQT Corporation operating income, as derived from the statements of consolidated income to be included in EQT’s report on Form 10-K for the year ended December 31, 2015.

EQT reports gain for hedging ineffectiveness and gain on derivatives not designated as hedges within operating income in the statements of consolidated income.

EQT Production adjusted operating income is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating income should not be considered as an alternative to EQT Corporation operating income presented in accordance with GAAP. EQT Production adjusted operating income as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, one-time impairment and drilling costs and non-cash gains (losses) on sales / exchanges of assets. Management utilizes EQT Production adjusted operating income to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not burden the income from natural gas sales with the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other one-time items that affect the comparability of results. Management believes that EQT Production adjusted operating income as presented provides useful information for investors for evaluating period-over-period earnings.

	Three Months Ended December 31,		Years Ended December 31,
(thousands)	2015	2014	2015	2014
EQT Corporation operating income, as reported in accordance with GAAP	$45,291	$40,330	$563,139	$853,395
Add back / (deduct):
Unallocated expense	6,693	22,803	15,104	36,864
EQT Midstream operating income, as reported on segment page	(122,436)	(119,113)	(473,378)	(384,309)
EQT Production operating (loss) income, as reported on segment page	$(70,452)	$(55,980)	$104,865	$505,950
Add back / (deduct):
Hedging ineffectiveness gain	−	(11,699)	−	(24,774)
Gain on derivatives not designated as hedges	(175,174)	(96,796)	(385,055)	(83,760)
Net cash settlements received on derivatives not designated as hedges	100,600	42,348	170,314	36,453
Premiums received (paid) for derivatives that settled during the period	2,690	−	(364)	−
Asset impairments and one-time drilling costs	142,623	273,250	184,402	281,979
Non-cash loss (gain) on sale/exchange	−	3,603	−	(27,383)
EQT Production adjusted operating income	$287	$154,726	$74,162	$688,465

Adjusted EQT Midstream Partners EBITDA, Noncontrolling Interest Portion of Adjusted EQT Midstream Partners EBITDA and Controlling Interest Portion of Adjusted EQT Midstream Partners EBITDA

As used in this news release, adjusted EQT Midstream Partners EBITDA means EQM’s net income plus EQM’s interest expense, depreciation and amortization expense, income tax expense (if applicable), and non-cash long-term compensation expense less EQM’s non-cash adjustments (if applicable), equity income, other income, capital lease payments, and adjusted EBITDA attributable to the Jupiter Gathering System (Jupiter) and Northern West Virginia Marcellus Gathering System (NWV Gathering) prior to acquisition. As used in this news release, noncontrolling interest portion and controlling interest portion of adjusted EQT Midstream Partners EBITDA mean the portions of adjusted EQT Midstream Partners EBITDA attributable to the noncontrolling interest unitholders of EQM and EQGP (noncontrolling interest portion), and EQT, as the ultimate parent company of EQM (controlling interest portion). Adjusted EQT Midstream Partners EBITDA, noncontrolling interest portion of adjusted EQT Midstream Partners EBITDA and controlling interest portion of adjusted EQT Midstream Partners EBITDA are non-GAAP supplemental financial measures that management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

  the Company's operating performance as compared to other companies in its industry;
  the ability of the Company's assets to generate sufficient cash flow to make distributions to its investors;
  the Company's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company believes that adjusted EQT Midstream Partners EBITDA and noncontrolling and controlling interest portion of adjusted EQT Midstream Partners EBITDA provide useful information to investors in assessing the Company's financial condition and results of operations. Adjusted EQT Midstream Partners EBITDA and noncontrolling and controlling interest portion of adjusted EQT Midstream Partners EBITDA should not be considered as alternatives to EQM’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EQT Midstream Partners EBITDA and noncontrolling and controlling interest portion of adjusted EQT Midstream Partners EBITDA have important limitations as analytical tools because they exclude some, but not all, items that affect EQM's net income. Additionally, because adjusted EQT Midstream Partners EBITDA and noncontrolling and controlling interest portion of adjusted EQT Midstream Partners EBITDA may be defined differently by other companies in the Company's or EQM's industries, the definition of adjusted EQT Midstream Partners EBITDA and noncontrolling and controlling interest portion of adjusted EQT Midstream Partners EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The table below reconciles adjusted EQT Midstream Partners EBITDA and noncontrolling and controlling interest portion of adjusted EQT Midstream Partners EBITDA to EQM’s net income, as derived from the statements of consolidated operations to be included in EQM’s report on Form 10-K for the year ended December 31, 2015.

	Three Months Ended December 31,		Years Ended December 31,
(thousands, unless noted)	2015	2014	2015	2014
Net Income, EQT Midstream Partners	$112,709	$84,833	$393,450	$266,500
Add:
Interest expense	11,300	9,912	45,661	30,856
Depreciation and amortization expense	14,238	13,076	51,640	46,054
Income tax expense	−	5,799	6,703	31,705
Non-cash long-term compensation expense	334	784	1,467	3,368
Less:
Non-cash adjustments	−	(1,520)	−	(1,520)
Equity income	(1,220)	−	(2,367)	−
Other income	(2,040)	(715)	(5,639)	(2,349)
Capital lease payments for Allegheny Valley Connector	(6,710)	(7,042)	(22,059)	(21,802)
Adjusted EBITDA attributable to Jupiter prior to acquisition (a)	−	−	−	(34,733)
Adjusted EBITDA attributable to NWV Gathering prior to acquisition (b)	−	(19,195)	(19,841)	(62,431)
Adjusted EQT Midstream Partners EBITDA	$128,611	$85,932	$449,015	$255,648

Noncontrolling interest ownership percentage (c)	72.5%	63.6%	69.5%	60.9%
Noncontrolling interest portion of Adjusted EQT Midstream Partners EBITDA	$93,243	$54,653	$312,065	$155,690
Controlling interest portion of Adjusted EQT Midstream Partners EBITDA	$35,368	$31,279	$136,950	$99,958

(a)	Adjusted EBITDA attributable to Jupiter prior to acquisition for the year ended December 31, 2014 was calculated as net income of $20.1 million plus depreciation and amortization expense of $2.1 million, plus income tax expense of $12.5 million.
(b)	Adjusted EBITDA attributable to NWV Gathering prior to acquisition for the year ended December 31, 2015 was calculated as net income of $11.1 million, plus depreciation and amortization expense of $2.0 million, plus income tax expense of $6.7 million. Adjusted EBITDA attributable to NWV Gathering prior to acquisition for the three and twelve months ended December 31, 2014 were calculated as net income of $10.1 million and $33.7 million, respectively, plus depreciation and amortization expense of $3.3 million and $9.5 million, respectively, plus income tax expense of $5.8 million and $19.2 million, respectively.
(c)	Represents weighted average noncontrolling interest ownership percentage for the period, which considers the impact of the 9.9% noncontrolling interest in EQGP.

Fourth Quarter and Year-End 2015 Webcast Information

The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP (NYSE: EQM) and EQT GP Holdings, LP (NYSE: EQGP), for which EQT Corporation is the parent company, will also host a joint conference call with security analysts today, beginning at 11:30 a.m. ET. The call will be broadcast live via www.eqtmidstreampartners.com, with a replay available for seven days following the call.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

EQT Management speaks to investors from time-to-time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relations website at http://ir.eqt.com.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization and is not a financial measure calculated in accordance with GAAP. EBITDA is a non-GAAP supplemental financial measure that the Company’s management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess: (i) the Company’s performance versus prior periods; (ii) the Company’s operating performance as compared to other companies in its industry; (iii) the ability of the Company’s assets to generate sufficient cash flow to make distributions to its investors; (iv) the Company’s ability to incur and service debt and fund capital expenditures; and (v) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Company is unable to provide a reconciliation of projected EBITDA to projected operating income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing and potential significance of certain income statement items.

Similarly, the Company is unable to provide a reconciliation of its projected operating cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, because of uncertainties associated with projecting future net income and changes in assets and liabilities.

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its Marcellus, deep Utica, and other reserves; drilling plans and programs (including the number, type, feet of pay and location of wells to be drilled); projected natural gas prices, basis, recoveries and average differential; total resource potential, reserves, EUR, expected decline curve and reserve replacement ratio; projected Company and third party production sales volume and growth rates (including liquids sales volume and growth rates); projected finding and development costs, operating costs, unit costs, well costs and midstream revenue deductions; projected gathering and transmission volume and growth rates; the Company’s access to, and timing of, capacity on pipelines; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the timing, cost, capacity and expected interconnects with facilities and pipelines of the Ohio Valley Connector and Mountain Valley Pipeline (MVP) projects; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); projected EQT Midstream and EQT Midstream Partners, LP (EQM) EBITDA; acquisitions, monetization transactions, including asset sales (dropdowns) to EQM and other asset sales, joint ventures or other transactions involving the Company’s assets; the projected cash flows resulting from the Company’s limited partner interests in EQT GP Holdings, LP (EQGP); internal rate of return (IRR) and returns per well; projected capital expenditures; potential future impairments of the Company’s assets; the amount and timing of any repurchases under the Company’s share repurchase authorization; liquidity and financing requirements, including funding sources and availability; changes in the Company’s or EQM’s credit ratings; projected operating revenues, cash flows and cash-on-hand; hedging strategy; the effects of government regulation and litigation; the dividend and distribution amounts and rates; tax position and projected effective tax rate. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2014, as filed with the SEC and in the Company's Form 10-K for the year ended December 31, 2015 to be filed with the SEC, as updated by any subsequent Form 10-Qs.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, is derived from publicly available information published by the partnerships.

EQT CORPORATION AND SUBSIDIARIES Statements of Consolidated Income (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
	(Thousands, except per share amounts)
Revenues:
Sales of natural gas, oil and NGLs	$364,253	$535,515	$1,690,360	$2,132,409
Pipeline and marketing services	60,479	70,679	263,640	256,359
Gain on derivatives not designated as hedges	176,648	97,000	385,762	80,942
Total operating revenues	601,380	703,194	2,339,762	2,469,710

Operating expenses:
Transportation and processing	68,219	56,184	275,348	202,203
Operation and maintenance	31,337	27,531	124,030	108,283
Production	28,312	35,826	123,665	133,488
Exploration	29,817	9,239	61,970	21,716
Selling, general and administrative	60,762	68,752	249,925	238,134
Depreciation, depletion and amortization	219,425	194,390	819,216	679,298
Impairment of long-lived assets	118,217	267,339	122,469	267,339
Total operating expenses	556,089	659,261	1,776,623	1,650,461

(Loss) gain on sale / exchange of assets	—	(3,603)	—	34,146
Operating income	45,291	40,330	563,139	853,395

Other income	3,664	719	9,953	6,853
Interest expense	35,935	36,979	146,531	136,537
Income before income taxes	13,020	4,070	426,561	723,711
Income tax expense	76,282	(25,828)	104,675	214,092
(Loss) income from continuing operations	(63,262)	29,898	321,886	509,619
(Loss) income from discontinued operations, net of tax	—	(401)	—	1,371
Net (loss) income	(63,262)	29,497	321,886	510,990
Less: Net income attributable to noncontrolling interests	71,317	44,201	236,715	124,025
Net (loss) income attributable to EQT Corporation	$(134,579)	$(14,704)	$85,171	$386,965

Amounts attributable to EQT Corporation:
(Loss) income from continuing operations	$(134,579)	$(14,303)	$85,171	$385,594
(Loss) income from discontinued operations, net of tax	—	(401)	—	1,371
Net (loss) income	$(134,579)	$(14,704)	$85,171	$386,965

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	152,633	151,605	152,398	151,553
(Loss) income from continuing operations	$(0.88)	$(0.10)	$0.56	$2.54
Income from discontinued operations, net of tax	—	—	—	0.01
Net (loss) income	$(0.88)	$(0.10)	$0.56	$2.55
Diluted:
Weighted average common stock outstanding	153,421	152,633	152,939	152,513
(Loss) income from continuing operations	$(0.88)	$(0.10)	$0.56	$2.53
Income from discontinued operations, net of tax	—	—	—	0.01
Net (loss) income	$(0.88)	$(0.10)	$0.56	$2.54
Dividends declared per common share	$0.03	$0.03	$0.12	$0.12

EQT CORPORATION PRICE RECONCILIATION

	Three Months Ended December 31,		Years Ended December 31,
in thousands (unless noted)	2015	2014	2015	2014
LIQUIDS
NGLs:
Sales volume (MMcfe) (a)	11,978	12,819	51,530	40,587
Sales volume (Mbbls)	1,996	2,135	8,588	6,764
Gross price ($/Bbl)	$21.23	$32.16	$18.84	$41.94
Gross NGL sales	$42,372	$68,712	$161,775	$283,728
Third-party processing	(23,825)	(18,857)	(100,329)	(64,313)
Net NGL sales	$18,547	$49,855	$61,446	$219,415
Oil:
Sales volume (MMcfe) (a)	1,208	1,061	4,458	2,693
Sales volume (Mbbls)	201	177	743	449
Net price ($/Bbl)	$32.45	$64.74	$38.70	$78.51
Net oil sales	$6,531	$11,447	$28,752	$35,232

Net liquids sales	$25,078	$61,302	$90,198	$254,647

NATURAL GAS
Sales volume (MMcf)	141,351	122,779	547,094	432,980
NYMEX price ($/MMBtu) (b)	$2.27	$4.01	$2.66	$4.38
Btu uplift	$0.20	$0.39	$0.25	$0.38
Gross natural gas price ($/Mcf)	$2.47	$4.40	$2.91	$4.76

Basis ($/Mcf)	$(0.96)	$(1.50)	$(1.18)	$(1.07)
Recoveries ($/Mcf) (c)	0.62	0.88	0.81	0.82
Cash settled basis swaps (not designated as hedges) ($/Mcf)	0.18	0.30	0.03	0.06
Average differential ($/Mcf)	$(0.16)	$(0.32)	$(0.34)	$(0.19)

Average adjusted price ($/Mcf)	$2.31	$4.08	$2.57	$4.57
Cash settled derivatives (cash flow hedges) ($/Mcf)	0.36	0.10	0.47	(0.06)
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.55	0.04	0.28	0.02
Average adjusted price, including cash settled derivatives ($/Mcf)	$3.22	$4.22	$3.32	$4.53

Net natural gas sales, including cash settled derivatives	$455,252	$518,446	$1,810,897	$1,962,667

TOTAL PRODUCTION
Total net natural gas & liquids sales, including cash settled derivatives	$480,330	$579,748	$1,901,095	$2,217,314
Total sales volume (MMcfe)	154,537	136,659	603,082	476,260

Net natural gas & liquids price, including cash settled derivatives ($/Mcfe)	$3.11	$4.24	$3.15	$4.66

Midstream Deductions ($/Mcfe)
Gathering to EQT Midstream	$(0.74)	$(0.71)	$(0.74)	$(0.73)
Transmission to EQT Midstream	(0.20)	(0.20)	(0.19)	(0.20)
Third-party gathering and transmission costs	(0.52)	(0.45)	(0.48)	(0.50)
Total midstream deductions	$(1.46)	$(1.36)	$(1.41)	$(1.43)
Average realized price to EQT Production ($/Mcfe)	$1.65	$2.88	$1.74	$3.23
Gathering and transmission to EQT Midstream ($/Mcfe)	$0.94	$0.91	$0.93	$0.93
Average realized price to EQT Corporation ($/Mcfe)	$2.59	$3.79	$2.67	$4.16

(a)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.
(b)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $2.27 and $4.00 for the three months ended December 31, 2015 and 2014, respectively, and $2.66 and $4.41 for the years ended December 31, 2015 and 2014, respectively).
(c)	Recoveries represent differences in natural gas prices between the Appalachian Basin and the sales points of other markets reached by utilizing transportation capacity, differences in natural gas prices between Appalachian Basin and fixed price sales contracts, term sales with fixed differentials to NYMEX and other marketing activity, including the sale of unused pipeline capacity. Recoveries include approximately $0.22 and $0.21 per Mcf for the three months ended December 31, 2015 and 2014, respectively, and $0.21 and $0.19 per Mcf for the years ended December 31, 2015 and 2014, respectively, for the sale of unused pipeline capacity.

EQT PRODUCTION RESULTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
OPERATIONAL DATA

Sales volume detail (MMcfe):
Marcellus (a)	131,580	111,360	505,102	378,195
Other (b)	22,957	25,299	97,980	98,065
Total production sales volumes (c)	154,537	136,659	603,082	476,260

Average daily sales volumes (MMcfe/d)	1,680	1,485	1,652	1,305

Average realized price to EQT Production ($/Mcfe)	$ 1.65	$2.88	$1.74	$3.23

Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$ 0.11	$0.13	$0.12	$0.14
Production taxes ($/Mcfe)	$ 0.07	$0.13	$0.09	$0.14
Production depletion ($/Mcfe)	$ 1.24	$1.24	$1.18	$1.22

Depreciation, depletion and amortization (DD&A) (thousands):
Production depletion	$ 191,910	$168,830	$713,651	$582,624
Other DD&A	2,467	2,504	9,797	10,231
Total DD&A	$ 194,377	$171,334	$723,448	$592,855

Capital expenditures (thousands)	$ 398,453	$585,968	$1,852,100	$2,441,486

FINANCIAL DATA (thousands)

Revenues:
Production sales	$ 218,976	$407,204	$1,155,834	$1,704,758
Gain for hedging ineffectiveness	—	11,699	—	24,774
Gain on derivatives not designated as hedges	175,174	96,796	385,055	83,760
Total operating revenues	394,150	515,699	1,540,889	1,813,292

Operating expenses:
Transportation and processing	67,951	55,940	274,379	200,562
LOE, excluding production taxes	16,941	18,391	70,556	65,917
Production taxes	11,370	17,435	53,109	67,571
Exploration expense	29,842	9,221	61,970	21,665
Selling, general and administrative (SG&A)	30,105	28,416	134,294	118,816
DD&A	194,377	171,334	723,448	592,855
Impairment of long-lived assets	114,016	267,339	118,268	267,339
Total operating expenses	464,602	568,076	1,436,024	1,334,725
(Loss) gain on sale / exchange of assets	—	(3,603)	—	27,383
Operating (loss) income	$ (70,452)	$(55,980)	$104,865	$505,950

(a)	Includes Upper Devonian wells.
(b)	Includes 2,442 MMcfe of Dry Utica sales volume for the three months ended December 31, 2015 and 4,173 MMcfe for the year ended December 31, 2015.
(c)	NGLs and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.

EQT MIDSTREAM RESULTS OF OPERATIONS

	Three Months Ended December 31,		Years Ended December 31,
	2015	2014	2015	2014
OPERATIONAL DATA
Net operating revenues (thousands):
Gathering
Firm reservation fee revenues	$77,889	$17,659	$272,758	$42,604
Volumetric based fee revenues:
Usage fees under firm contracts (a)	7,848	17,162	33,415	44,654
Usage fees under interruptible contracts	41,088	80,040	198,365	310,620
Total volumetric based fee revenues	48,936	97,202	231,780	355,274
Total gathering revenues	$126,825	$114,861	$504,538	$397,878

Transmission
Firm reservation fee revenues	$58,558	$56,829	$221,160	$176,890
Volumetric based fee revenues:
Usage fees under firm contracts (a)	12,329	8,019	42,035	41,528
Usage fees under interruptible contracts	1,059	2,226	4,481	8,080
Total volumetric based fee revenues	13,388	10,245	46,516	49,608
Total transmission revenues	$71,946	$67,074	$267,676	$226,498

Storage, marketing and other net revenues	8,257	5,643	26,049	30,728
Total net operating revenues	$207,028	$187,578	$798,263	$655,104

Gathered volumes (BBtu per day):
Firm reservation	1,337	300	1,149	172
Volumetric based services (b)	772	1,585	918	1,445
Total gathered volumes	2,109	1,885	2,067	1,617

Gathering and compression expense ($/MMBtu)	$0.11	$0.12	$0.12	$0.14

Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	1,730	1,829	1,841	1,405
Volumetric based services (b)	387	244	281	389
Total transmission pipeline throughput	2,117	2,073	2,122	1,794

Average contracted firm transmission reservation commitments (BBtu per day)	2,795	2,684	2,624	2,056

Capital expenditures (thousands)	$118,790	$121,546	$486,809	$455,359

FINANCIAL DATA (thousands)
Total operating revenues	$208,669	$196,656	$807,904	$699,083
Purchased gas costs	1,641	9,078	9,641	43,979
Total net operating revenues	207,028	187,578	798,263	655,104
Operating expenses:
Operation and maintenance (O&M)	31,631	27,917	124,030	108,359
SG&A	23,897	17,362	101,374	82,165
DD&A	24,863	23,186	95,280	87,034
Impairment of long-lived assets	4,201	—	4,201	—
Total operating expenses	84,592	68,465	324,885	277,558
Gain on sale / exchange of assets	—	—	—	6,763
Operating income	$122,436	$119,113	$473,378	$384,309

(a)	Includes commodity charges and fees on volumes gathered or transported in excess of firm contracted capacity.
(b)	Includes volumes gathered or transported under interruptible contracts and volumes in excess of firm contracted capacity.

CONTACT:
EQT analyst inquiries please contact:
Patrick Kane – Chief Investor Relations Officer, 412-553-7833
pkane@eqt.com
or
EQT Midstream Partners / EQT GP Holdings analyst inquiries please contact:
Nate Tetlow – Investor Relations Director, 412-553-5834
ntetlow@eqt.com
or
Media inquiries please contact:
Natalie Cox – Corporate Director, Communications, 412-395-3941
ncox@eqt.com